UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On October 6, 2016, in connection with the previously announced offering (the “Offering”) and issuance by Targa Resources Partners LP (the “Partnership”) and its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”) of $500,000,000 in aggregate principal amount of the Issuers’ 5.125% senior unsecured notes due 2025 (the “2025 Notes”) and $500,000,000 in aggregate principal amount of the Issuers’ 5.375% senior unsecured notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Notes”), the Partnership entered into an Indenture (the “Indenture”), among the Issuers, certain subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

On October 6, 2016, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act. The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The 2025 Notes will mature on February 1, 2025, and interest is payable on the 2025 Notes semi-annually in arrears on each February 1 and August 1, commencing February 1, 2017. The 2027 Notes will mature on February 1, 2027, and interest is payable on the 2027 Notes semi-annually in arrears on each February 1 and August 1, commencing February 1, 2017. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

At any time prior to February 1, 2020, the Issuers may redeem up to 35% of the Notes of each series at a redemption price of 105.125% of the principal amount of the 2025 Notes redeemed or a redemption price of 105.375% of the principal amount of the 2027 Notes redeemed, as applicable, in either case plus accrued and unpaid interest to the redemption date, in an amount not greater than the proceeds of certain equity offerings so long as the redemption of such Notes occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes of such series remains outstanding after such redemption. Prior to February 1, 2020 and February 1, 2022, the Issuers may redeem some or all of the 2025 Notes and 2027 Notes, respectively, for cash at a redemption price equal to 100% of their principal amount plus an applicable make whole premium and accrued and unpaid interest, if any, to the redemption date. On and after February 1, 2020, the Issuers may redeem some or all of the 2025 Notes at redemption prices (expressed as percentages of principal amount) equal to 103.844% for the twelve-month period beginning February 1, 2020, 102.563% for the twelve-month period beginning February 1, 2021, 101.281% for the twelve-month period beginning February 1, 2022 and 100.000% beginning February 1, 2023, plus accrued and unpaid interest to the redemption date. On and after February 1, 2022, the Issuers may redeem some or all of the 2027 Notes at redemption prices (expressed as percentages of principal amount) equal to 102.688% for the twelve-month period beginning February 1, 2022, 101.792% for the twelve-month period beginning February 1, 2023, 100.896% for the twelve-month period beginning February 1, 2024 and 100.000% beginning February 1, 2025, plus accrued and unpaid interest to the redemption date.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when either series of the Notes is rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings and no Default (as defined in the Indenture) has occurred and is continuing with respect to such series of Notes, many of such covenants will terminate with regard to such series of Notes and the Partnership and its subsidiaries will cease to be subject to such covenants with regard to such series of Notes.

The Indenture provides that each of the following is an Event of Default with respect to either series of the Notes: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes of such series; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes of such series; (iii) failure by the Partnership or any Guarantor to make a change of control offer or an asset sale offer within the requisite time periods, to consummate a purchase of Notes of such series when required under the Indenture or to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Indenture relating to periodic reports of the

Partnership as required by the Securities Exchange Act of 1934; (v) failure by the Partnership or any Guarantor to comply for 60 days after written notice with any of the other agreements applicable to such series of Notes in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets, provided, however, that if, prior to any acceleration of the Notes, (a) any such Payment Default is cured or waived, (b) any such acceleration of such indebtedness is rescinded, or (c) such indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such indebtedness, as applicable, any default or event of default (but not any acceleration of the Notes) caused by such Payment Default or acceleration of such indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of such series of the Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default described in the preceding clause (ix), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to either series of the Notes, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately.

Registration Rights Agreements

On October 6, 2016, in connection with the issuance of the Notes, the Partnership entered into Registration Rights Agreements among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several initial purchasers of each series of the Notes (the “Initial Purchasers”). Pursuant to the Registration Rights Agreements, unless the restrictive legend has been removed from the Notes and the Notes are freely tradable pursuant to Rule 144 under the Securities Act as of the 370th day following the issuance of the Notes, the Issuers and the Guarantors will (1) use commercially reasonable efforts to consummate an exchange offer and (2) if required, have a shelf registration statement declared effective with respect to resales of the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to exchange or register the Notes within the specified time periods.

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. Certain of the Initial Purchasers or their affiliates may have been holders of any of the three other series of senior notes of the Issuers for which the Partnership commenced tender offers (the “Tender Offers”) pursuant to an Offer to Purchase dated September 22, 2016, as amended, and which the Partnership funded in large part with the net proceeds of the Offering. Accordingly, such Initial Purchasers and affiliates may have received a portion of the proceeds from the Offering. U.S. Bancorp Investments, Inc., one of the Initial Purchasers, is an affiliate of the Trustee.

The descriptions set forth above in this Item 1.01 are qualified in their entirety by the Indenture and the Registration Rights Agreements, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 6, 2016, the Partnership issued a press release announcing early results of the Tender Offers and increases in the caps for the Tender Offers. A copy of the Partnership’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of October 6, 2016 among the Issuers and the Guarantors and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of October 6, 2016 among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers party thereto.

4.3	Registration Rights Agreement dated as of October 6, 2016 among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers party thereto.

99.1	Press release dated October 6, 2016, announcing early results of the Tender Offers and increases in the caps for the Tender Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC, its general partner

Dated: October 12, 2016	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture dated as of October 6, 2016 among the Issuers and the Guarantors and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated as of October 6, 2016 among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers party thereto.

4.3	Registration Rights Agreement dated as of October 6, 2016 among the Issuers, the Guarantors and Wells Fargo Securities, LLC, as representative of the several Initial Purchasers party thereto.

99.1	Press release dated October 6, 2016, announcing early results of the Tender Offers and increases in the caps for the Tender Offers.